EXHIBIT 99.1

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K/A (Amendment No. 4 ) of Xerox Corporation (the “Company”) for the year ending December 31, 2001 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Anne M. Mulcahy, Chairman of the Board and Chief Executive Officer of the Company, and Lawrence A. Zimmerman, Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge,that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ ANNE M. MULCAHY

Anne M. Mulcahy
Chief Executive Officer
November 12, 2002

/S/ LAWRENCE A. ZIMMERMAN

Lawrence A. Zimmerman
Chief Financial Officer
November 12, 2002

This certification accompanies this Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.